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EXHIBIT 21

                              NEWTEK CAPITAL, INC.

                                  SUBSIDIARIES

Wilshire Advisors, LLC, a New York limited liability company
Wilshire New York Advisers II, LLC, a New York limited liability company Wilshire New York Partners III, LLC, a New York limited liability company The Whitestone Group, LLC, a New York limited liability company
Wilshire Investors, LLC, a Wisconsin limited liability company
Wilshire Louisiana Advisers, LLC, a Louisiana limited liability company Wilshire Louisiana Partners, II, a Louisiana limited liability company Wilshire Partners, LLC, a Florida limited liability company
Newtek Securities, LLC, a New York limited liability company
Newtek Capital, Inc., a New York corporation
BJB Holdings, Inc. , a New York corporation
Wilshire Holdings I, a New York corporation
Wilshire Holdings II, a New York corporation
REXX Environmental Corporation, a New York corporation
Whitestone Capital Markets, Inc., a New York corporation
Wilshire Colorado Partners, LLC, a Colorado limited liability company Wilshire Texas Partners, LLC, a Texas limited liability company (in active)

[Partner Company Subsidiaries:]
CB Real Net, LLC, a Wisconsin limited liability company
Harvest Strategies, LLC, a New York limited liability company
PPMlink, LLC, and New York limited liability company
Universal Processing Services, LLC, a New York limited liability company Universal Processing Services -- Louisiana, LLC, a New York limited liability company
Universal Processing Services - Wisconsin, LLC, a New York limited liability company